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                                                                  Exhibit 10.1.6

                                  BAKER CENTER
                     SECOND LEASE OF ADDITIONAL OFFICE SPACE

DATE:       August 4, 1997

BETWEEN:    ST. PAUL PROPERTIES, INC.
            410 Peavey Building
            730 Second Avenue South
            Minneapolis, MN 55402                      ("Landlord")

AND:        Advanced Telecommunications, Inc.
            730 Second Avenue South
            Suite 410
            Minneapolis, Minnesota 55402               ("Tenant")

IN RESPECT OF PREMISES IN: Peavey Building, Minneapolis, Minnesota

LANDLORD AND TENANT hereby agree as follows:

1.    In this Second Lease of Additional Space:

      (a)   "Building" means Peavey Building located in the city of Minneapolis

      (b) "Prime Lease" means the lease between Landlord and Tenant dated August 14, 1996 as amended by the First Amendment of lease dated September 5, 1996, covering 3,737 square feet in the Building.

      (c) "Term" means that period of time commencing August 15, 1997 and terminating upon thirty (30) day notice from either party.

      (d) "Additional Space" means 1,522 square feet of space on the Fourth floor of the Building, as shown crosshatched on Exhibit 1 hereof.

      (e)   "Rent" means $1,200.00 during each month of the Term.

      (f) All other words and phrases, unless otherwise defined herein, have the meanings attributed to them in the Prime Lease.


                                       1
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2.    Landlord hereby demises and leases the Additional Space to Tenant, and
      Tenant accepts the lease of the Additional Space to have and to hold during the Term, on the same terms and conditions as are contained in the Prime Lease except as herein otherwise provided, and expressly excepting the following:

      (a) Rent - Tenant shall pay the Rent to Landlord in advance in equal monthly payments at the times and in the manner as rental payments are to be made pursuant to the Prime Lease.

      (c) Condition of Additional Space - Tenant shall be deemed to have examined and accepted the Additional Space in the condition as of the date hereof, and no tenant or other allowance shall be paid by Landlord to Tenant in respect of the Additional Space.

      (d)   Inapplicable Clauses - The following clauses of the Prime Lease
            Article 4.02, 4.06 and 6.02 shall not be applicable to this Lease.

      (e) Default - Any default by Tenant under the Prime Lease shall be deemed to be a default hereunder, and any default hereunder shall be deemed to be a default under the Prime Lease.

      (f) Termination - If the Prime Lease terminates for any reason whatsoever, this Lease shall terminate on the same date.

      (g) Occupancy Costs - Tenant shall pay as additional rent Occupancy Costs in respect of the Additional Space at the times and in the manner as payments of Occupancy Costs are to be made pursuant to the Prime Lease.


                                       2
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Except as specifically provided herein, the terms and conditions of the Prime
Lease are confirmed and continued in full force and effect.

This Lease shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.

IN WITNESS OF THIS LEASE Landlord and Tenant have properly executed it as of the date set out on page one.

LANDLORD:                                    TENANT:

ST. PAUL PROPERTIES, INC.

By:                                          By: /s/ Michael A. Donahue
    --------------------------------             -------------------------------
    R. William Inserra
    Vice President Asset Management          Its: Treasurer

                                             Michael A. Donahue
------------------------------------         -----------------------------------
Date Executed                                Please Type Signature

                                             8/8/97
                                             -----------------------------------
                                             Date Executed

                                             -----------------------------------
                                             Witness to the signature of Tenant
                                             if not incorporated.


                                       3
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                                                                       Exhibit 1

                                [GRAPHIC OMITTED]

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                                                               September 3, 1997

TO:         Advanced Telecommunications, Inc.

FROM:       ST. PAUL PROPERTIES, INC.
            Madison Marquette Realty Services
            The Managing Agent

RE:         Leasing Space In Baker Center

--------------------------------------------------------------------------------

Delivery Date:          October 1, 1997.

Premises:               Approximately 9528 rentable square feet (approximately
                        8507 usable square feet) of office space on the twelfth floor of the Peavey Building, as shown on the attached plan.

Term:                   Five (5) years commencing October 1,1997 and expiring
                        September 30, 2002.

Annual Net Rent:        The annual net rate per rentable square foot for each
                        lease year will be as follows:

                                   Year         Net Rate
                                   ----         --------
                                     1          $10.00
                                     2          $10.00
                                     3          $11.50
                                     4          $13.00
                                     5          $13.00

Occupancy Costs:        In addition to the Annual Net Rent, tenant will pay a
                        proportionate share of the building's operating costs and real estate taxes "Occupancy Costs." Such proportionate share of Occupancy Costs will be paid monthly on an estimated basis and adjusted at the end of each calendar year. The 1997 estimate of Occupancy Costs is $8.69 per rentable square foot, plus electricity consumed by tenant in its own space.


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Tenant Improvements:    Landlord will buildout the Premises in accordance with a
                        mutually approved plan using building standard materials. Landlord will contribute up to $8.00 per square foot leased ("Landlord Contribution") to offset the cost of tenant improvements to the Premises. All costs incurred by Landlord in excess of Landlord's Contribution will be paid by tenant upon invoice from Landlord.

                        Use Of Premises: The Premises shall be used and occupied only for general office use.

                        Tenant Inducements: Tenant's current lease for 4261 rentable square feet which expires September 30, 2001 would be terminated and a new lease would be prepared on this proposal.

Qualification Of
Proposal:               This proposal assumes no outside brokerage commissions
                        will be paid by landlord for the leasing of this space.

Building Management:    Madison Marquette Realty Services ("Madison Marquette")
                        was formed in 1995 by the merger of Madison Realty
                        Partnership and Marquette Partners. Madison Realty
                        Partnership was a Cincinnati based real estate group involved in acquisition and redevelopment of commercial properties. Marquette Partners was a Minneapolis based real estate company providing a full range of real estate services including asset management, property management, leasing & marketing to owners and investors of real estate.

                        Today, Madison Marquette is a nationally recognized real estate company involved in virtually every aspect of commercial real estate. Madison Marquette's current property portfolio consists of 11,370,151 square feet in retail and office properties in 12 states. The composition of the portfolio is 37% regional shopping centers, 25% community centers, 21% office and industrial.

Building Ownership:     St. Paul Properties, Inc. is a wholly owned subsidiary
                        of the St. Paul Fire and Marine Insurance Company which is the principal operating subsidiary of The St. Paul
                        Companies, Inc. The St. Paul Companies commemorated their 140th anniversary in 1993. St. Paul Properties,
                        Inc. was established in 1981 to acquire real estate investments on behalf of St. Paul Fire and Marine
                        Insurance Company.

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                        The mission of St. Paul Properties is to diversify the
                        general investment portfolio of St. Paul Fire and Marine by investing in real estate and to achieve a longer term total rate of return which is competitive with that provided by other investments. As of December 31, 1995, St. Paul Properties had invested $700 million in 20 different projects across the United States in such major cities as Minneapolis, New York, Washington D.C., Atlanta, Chicago, Denver, Los Angeles, and San Francisco.

Offer Expiration:       The business terms as offered in this proposal will
                        expire thirty (30) days from the date of this proposal.

Not Binding:            This proposal is not contractual in nature. Neither
                        party shall be bound to the other unless and until a formal written agreement of lease (or amendment of lease) in form and substance satisfactory to all parties is concluded.

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                                      Memo

To:       Mike Donahue

From:     Chuck Howard

RE:       Lease Proposal

                            Brochure of proposal note

Current Premises           3737  RSF
Additional Premises         528  RSF
                           ----
Total SF                   4265  RSF

Net Rata

            9/15/96  -     9/30/97           $6.00
            10/1/97  -     9/30/98           $7.00
            10/1/98  -     9/30/99           $9.00
            10/1/99  -     9/30/01           $12.00

Any net over term    =     $9.20/RSF

Net Rent Recapture

      $9.20 (avg Face Rate) - of 6.00 (Actual Face Rate) =
      $3.20/of for previous 9/15/96 through 9/30/97 =
      $3.20x4265 =                                                    $13,648.00
                                                                      ----------

      Unamortized Tenant Improvements @ 10%, 60.5 months =
      $705.32/month x 48 months (surrendered term) =                  $33,855.00
                                                                      ----------

      Landlords Recapture of unpaid cost though Rent =                $47,503.30

$47,503 amort @ 10%, 60 months = $12,011.58/yr

$12,011.58 / 9528 = $1.26/of/yr

STANDARD NET   Rates Being Achieved in the P.U. Building Area

$9.00 for 70 months        9.00 + 1 = 10
12.00 for 30 months        12.00 + 1 = 13

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                [LETTERHEAD OF MADISON MARQUETTE REALTY SERVICES]


March 7, 1997


Mr. Mike Donahue
Advanced Telecommunications, Inc.
410 Peavey Building
730 Second Avenue South
Minneapolis, MN 55402

RE: Lease of Additional Office Space

Dear Mike:

Enclosed is one (1) fully-executed copy of the Lease of Additional Office Space between Advanced

Telecommunications, Inc. and St. Paul Properties, Inc.

If you have any questions, please call.

Thank you.

Sincerely,

MADISON MARQUETTE REALTY SERVICES, L.P.
As Managing Agent for St. Paul Properties, Inc.


/s/ Charles F. Howard

Charles F. Howard
Vice President
Office and Industrial Properties Division

Enc.:  lease of additional office space (1)